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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2000

                      TERRA NOVA (BERMUDA) HOLDINGS, LTD
            (Exact name of registrant as specified in its charter)

                                    Bermuda
        (State or other jurisdiction of incorporation or organization)

                 1-13832                   Not Applicable
               (Commission                (I.R.S. employer
               file number)            identification number)

         Richmond House, 12 Par-la-Ville Road, Hamilton HM08, Bermuda
              (Address of principal executive offices) (Zip code)

                           Telephone: (441) 292-7731
              (Registrants telephone number, including area code)

                                     None.
             (Former name, former address and former fiscal year,
                         if changed since last report)
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Item 1.  Changes in Control of Registrant

On March 24, 2000 Markel Corporation, formerly Markel Holdings, Inc., ("Markel") completed its acquisition of Terra Nova (Bermuda) Holdings Ltd. ("Terra Nova") pursuant to an Agreement and Plan of Merger and Scheme of Arrangement dated as of August 15, 1999, as amended (the "Agreement"). As a result of the transaction, Terra Nova and Markel North America Inc., formerly Markel Corporation, became wholly owned subsidiaries of Markel. Markel issued approximately 1.75 million common shares and contingent value rights and paid approximately $325 million in cash to Terra Nova shareholders in the transaction. Total consideration paid for Terra Nova was approximately $662 million, including $12 million of direct acquisition costs and $31.5 million of Terra Nova shares purchased by Markel in the open market. Markel funded the transaction with available cash of approximately $123.5 million, issuance of Markel's common shares and contingent value rights of $293.5 million and borrowings of approximately $245 million under Markel's $400 million credit facility. In addition, Terra Nova's $175 million of debt will remain outstanding. Former Markel Corporation shareholders received approximately 5.6 million of Markel's common shares in the transaction.

In accordance with the Agreement, John J. Byrne, Mark J. Byrne and Nigel H. J. Rogers, each former directors of Terra Nova, became directors of Markel upon consummation of the transaction.


Item 7. Financial Statements, Pro Forma Condensed Consolidated Financial Information and Exhibits

     (a) Not applicable

     (b) Not applicable

     (c) Exhibits

     The Exhibits listed on the Exhibit Index are filed as part of this report.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    TERRA NOVA (BERMUDA) HOLDINGS LTD.

Date: April 10, 2000                By: Darrell D. Martin
                                    ---------------------
                                    Director
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                                 EXHIBIT INDEX

2 Agreement and Plan of Merger and Scheme of Arrangement dated August 15, 1999, among Markel Corporation and Terra Nova (Bermuda) Holdings, Ltd., as amended /a/

4 Credit Agreement dated December 21, 1999, as amended among Markel Corporation, Markel Holdings, the lenders referred to herein and First Union National Bank, as Agent (4) /b/

     /a/ Incorporated by reference from Appendix A to the Revised Proxy Statement/Prospectus dated February 10, 2000.(Registration Statement No. 333-88609)

     /b/ Incorporated by reference from Exhibit 4 to Markel Holdings, Inc. Form 10-K dated March 17, 2000.